UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2012

CNL Healthcare Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-54685	27-2876363
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification no.)

450 South Orange Ave.

Orlando, Florida 32801

(Address of principal executive offices)

Registrant’s telephone number, including area code: (407) 650-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

See the disclosure under Items 2.01 and 2.03 of this report on Form 8-K, which is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under and Off-Balance Sheet Arrangement of Registrant

On August 31, 2012, five wholly-owned subsidiaries of the operating partnership of CNL Healthcare Trust, Inc. (“we” or the “Company”) entered into various loan and security agreements (each a “Loan Agreement” and, collectively, the “Loan Agreements”) with the KeyCorp Real Estate Capital Markets, Inc. (“Lender”) providing for ten-year senior secured loans in the aggregate principal amount of approximately $55.2 million (each, a “Loan” and, collectively, the “Loans”). The Loans mature on September 1, 2022 (“Maturity Date”). The proceeds of the Loans were used to pay off the remaining $49.9 million principal balance of a one-year secured loan obtained in February 2012 upon the acquisition of five senior living facilities from Primrose Retirement Communities, LLC (each a “Primrose Community” and, collectively, the “Primrose Communities”) by the Company.

Interest on the outstanding principal balance of the Loans accrues at the fixed rate of 4.11% per annum. The Loans are payable in equal monthly principal and interest installments based on a 30-year amortization schedule, with all outstanding principal due and payable on the Maturity Date.

Each Loan is subject to a prepayment fee if the Loan is prepaid prior to March 1, 2022, in an amount equal to or greater of 1% of the principal being repaid or an amount calculated on the principal being repaid multiplied by the difference between the Loan interest rate and a calculated yield rate tied to the rates on applicable U.S. Treasuries. If prepayment is made after March 1, 2022, but before May 31, 2022, then the prepayment amount will be 1% of the outstanding principal balance of the Loan. No prepayment fee is required if the loan is prepaid within between June 1, 2022 and the Maturity Date. Any prepayment of the Loan must be made in full and partial prepayment of a Loan is not permitted under the Loan Agreements.

The Loans are collateralized by first mortgages and deeds of trust on all real property, improvements and personal property of the Primrose Communities. The Loans are cross-collateralized and cross-defaulted with the multifamily mortgage, deed of trust or deed securing the debt encumbering each of the properties owned by Borrower or its affiliate together with the mortgaged property and any other loan documents, including any Multifamily Loan and Security Agreement.

The Loans generally are non-recourse to the subsidiary borrowers subject to certain exceptions. The Company has executed a guaranty in favor of the Lender of (a) certain recourse exceptions, (b) certain indemnification obligations of the borrowers under the Loan Agreements and (c) the obligations of the borrowers under environmental indemnity agreements.

Subsidiary borrowers paid the Lender an origination fee at closing in the amount of $414,000 or 0.75% of the aggregate Loan amounts.

The Loan Agreements contain affirmative, negative and financial covenants customary for this type of loan. The Loan Agreements also contain customary events of default relating to the subsidiary borrowers.

Item 9.01 Financial Statements and Exhibits.

(a) Not applicable

(b) Not applicable

(c) Not applicable

(d) Exhibits

10.1.	Multifamily Loan and Security Agreement dated as of August 31, 2012, by and between CHT Grand Island NE Senior Living, LLC and Keycorp Real Estate Capital Markets, Inc. (Filed herewith.)

10.2	Multifamily Note ($9,000,000.00) dated as of August 31, 2012, made by CHT Grand Island NE Senior Living, LLC in favor of Keycorp Real Estate Capital Markets, Inc. (Filed herewith.)

10.3	Guaranty of Non-Recourse Obligations dated as of August 31, 2012, given by CNL Healthcare Trust, Inc. f/b/o Keycorp Real Estate Capital Markets, Inc. (Filed herewith.)

10.4	Multifamily Trust Indenture, Assignment of Leases and Rents, Security Agreement and Fixture Filing (Montana) dated as of August 31, 2012 by CHT Billings MT Senior Living, LLC f/b/a Keycorp Real Estate Capital Markets, Inc. (Filed herewith.)

10.5	Schedule of Omitted Agreements (Filed herewith.)

Statement Regarding Forward-Looking Information

The information above contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements generally are characterized by the use of terms such as “may,” “will,” “should,” “plan,” “anticipate,” “estimate,” “intend,” “predict,” “believe” and “expect” or the negative of these terms or other comparable terminology. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, the Company’s actual results could differ materially from those set forth in the forward-looking statements due to a variety of risks, uncertainties and other factors, including but not limited to, the factors detailed in the Company’s prospectus dated March 12, 2012, the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, and other documents filed from time to time with the Securities and Exchange Commission.

Some factors that might cause such a difference include, but are not limited to, the following: risks associated with the Company’s investment strategy; risks associated with the real estate markets in which the Company invests; risks associated with the use of debt to finance the Company’s business activities, including refinancing and interest rate risk and the Company’s failure to comply with its debt covenants; the Company’s failure to obtain, renew or extend necessary financing or to access the debt or equity markets; availability of proceeds from the Company’s offering of shares; competition for properties and/or tenants in the markets in which the Company engages in business; the impact of current and future environmental, zoning and other governmental regulations affecting the Company’s properties; the Company’s ability to make necessary improvements to properties on a timely or cost-efficient basis; defaults on or non-renewal of leases by tenants; failure to lease properties at all or on favorable terms; unknown liabilities in connection with acquired properties or liabilities caused by property managers or operators; the Company’s failure to successfully manage growth or integrate acquired properties and operations; material adverse actions or omissions by any joint venture partners, if applicable; increases in operating costs and other expense items and costs, uninsured losses or losses in excess of the Company’s insurance coverage; the impact of outstanding or potential litigation; risks associated with the Company’s tax structuring; the Company’s failure to qualify and maintain its status as a real estate investment trust and the Company’s ability to protect its intellectual property and the value of its brand. Given these uncertainties, we caution you not to place undue reliance on such statements. We undertake no obligation to publicly release the results of any revisions to these forward looking-statements that may be made to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 7, 2012	CNL HEALTHCARE TRUST, INC.

/s/ Joseph T. Johnson
	Name:	Joseph T. Johnson
	Title:	Senior Vice President, Chief Financial Officer and Treasurer